EXHIBIT 10.44

BOSTON SCIENTIFIC CORPORATION
401(k) RETIREMENT SAVINGS PLAN

FIRST AMENDMENT

Pursuant to Section 13.1 of the Boston Scientific Corporation 401(k) Retirement Savings Plan, as amended and restated effective January 1, 2011 (the “Plan”), Boston Scientific Corporation hereby amends the Plan as follows:

1. Effective January 1, 2012, consistent with the Plan’s current provisions and applicable Code requirements, the following clarifying provision is added as a new Section to Article 2 (Definitions), which reads, in its entirety, as follows:
2.41. “Severance from Employment” means a termination of employment with the Plan Sponsor and all Affiliated Employers, which are, at the time of the termination, within the controlled group of entities that is considered the same employer for purposes of the Code’s qualification requirements. Unless an alternative meaning is clearly intended based upon the context of a particular Section, this meaning applies to each reference to “severance from employment” in the Plan.
2.    Effective January 1, 2012, Subsection 7.3(b) of the Plan is amended, in its entirety, to read as follows:
7.3    Investment of Accounts.
. . . . .
(b)    The Plan shall include a Company Stock investment option. To the extent such Company Stock has voting rights, or in the event of any tender or exchange offer by any person for such Company Stock, Participants invested in such Company Stock fund may direct the Trustee as to the voting and tender of such Company Stock in accordance with procedures established by the Committee. The Committee may also, in accordance with all applicable law, provide for the temporary suspension of the right of Participants subject to Section 16 of the Securities Exchange Act of 1934 to invest further amounts in, or to redirect the investment of any amounts out of, the Company Stock fund.
3.    Effective January 1, 2011, Schedule A is amended to add Asthmatx, Inc., a Delaware corporation, as a Participating Employer in the Plan.

4.    Effective January 1, 2011, Schedule B is amended to add a new Section 14, which reads, in its entirety, as follows:
14. Asthmatx, Inc. 401(k) Plan
Effective as of the close of December 31, 2010, the Asthmatx, Inc. 401(k) Plan (the “Asthmatx Plan”) and Trust merged into this Plan.

Special Participation rules (Section 3.1(c)):             No

Special Rules regarding allocation of transferred accounts
(Section 7.6(a)):                         No

Special Vesting rules (Sections 8.6 and 2.40)             No

Special in-service withdrawal rules (Section 9.9(a)):         No

QJSA rules applicable (Section 11.7):             No

Optional forms of payment to preserve
(Sections 11.1 and 11.7):                    None
Special Normal Retirement Age (Section 2.23):        Yes
The Normal Retirement Age shall be age 65 with respect to a Participant’s accounts transferred from the Asthmatx Plan.

IN WITNESS WHEREOF, Boston Scientific Corporation has caused this amendment to be executed in its name and on its behalf effective as of the dates set forth herein by an officer or a duly authorized delegate.

BOSTON SCIENTIFIC CORPORATION

By:    ___________________________

Title:    ___________________________

Date:    ___________________________